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Exhibit 5.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

April 5, 2004

Navistar International Corporation
4201 Winfield Road
P.O. Box 1488
Warrenville, Illinois 60555

International Truck and Engine Corporation
4201 Winfield Road
P.O. Box 1488
Warrenville, Illinois 60555

Navistar Financial Corporation
2859 West Golf Road
Rolling Meadows, Illinois 60008

  Re:
  Registration of Securities

Dear Ladies and Gentlemen:

        We have acted as counsel to Navistar International Corporation, a Delaware corporation ("NIC"), International Truck and Engine Corporation, a Delaware corporation ("International") and Navistar Financial Corporation, a Delaware corporation ("NFC" and, together with NIC and International, the "Companies"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") originally filed with the Securities and Exchange Commission (the "Commission") on February 19, 2004 by the Companies. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $1,000,000,000: (i) one or more series of debt securities of NIC and/or NFC ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of NIC and/or NFC, as the case may be, and related guarantees by International of the Debt Securities issued by NIC ("Guarantees"); (ii) common stock, par value of $0.10 per share, of NIC ("Common Stock"); (iii) preferred stock, par value of $1.00 per share, of NIC ("Preferred Stock"); (iv) preference stock, par value of $1.00 per share, of NIC ("Preference Stock"); (v) depositary shares of NIC and/or NFC ("Depositary Shares"); (vi) purchase contracts of NIC and/or NFC, including contracts obligating holders to purchase Securities (as hereinafter defined) at a future date or dates ("Purchase Contracts"); (vi) units of NIC and/or NFC, comprised of one or more Securities (as hereinafter defined) in any combination ("Units"); (vii) warrants to purchase Debt Securities ("Debt Warrants"); (vii) warrants to purchase Common Stock, Preferred Stock, Preference Stock or Units ("Stock Warrants," and, together with the Debt Securities, Guarantees, Common Stock, Preferred Stock, Preference Stock, Depositary Shares, Purchase Contracts, Units and Debt Warrants, the "Securities").

        The Senior Debt Securities will be issued by NIC and/or NFC under separate senior debt securities indentures in the forms filed as exhibits to the Registration Statement (as amended or supplemented from time to time, the "Senior Indentures"), proposed to be entered into between NIC and/or NFC, as the case may be, and one or more trustees (any such trustee, the "Senior Indenture Trustee") chosen by NIC and/or NFC, as the case may be, and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The Subordinated Debt Securities will be issued by NIC and/or NFC under separate subordinated debt securities indentures in the forms filed as exhibits to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indentures"), proposed to be entered into between NIC and/or NFC, as the case may be, and one or more trustees (any such trustee, the "Subordinated Indenture Trustee") chosen by NIC and/or NFC, as the case may be, and qualified to act as such under the TIA. The Guarantees will be issued pursuant to one or more Notations of Guaranty entered into pursuant to a supplemental indenture to the Senior Indenture and/or Subordinated Indenture or an officers' certificate delivered thereunder, in each case, filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Depositary Shares will be issued under one or more depositary share agreements in the forms filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the "Depositary Share Agreements"). The Purchase Contracts will be issued under one or more purchase contract agreements in the forms filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the "Purchase Contract Agreements"). The Units will be issued under one or more unit agreements in the forms filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the "Unit Agreements"). The Debt Warrants will be issued under one or more debt warrant agreements in the forms filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, the "Debt Warrant Agreements"). The Stock Warrants will be issued under one or more warrant agreements in the forms filed as exhibits to a post-effective amendment to the Registration Statement or incorporated by reference therein (as amended or supplemented from time to time, each, a "Stock Warrant Agreement").

        In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the certificate of incorporation and bylaws of each of the Companies, (ii) minutes and records of the corporate proceedings of each of the Companies with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

        For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Companies, and the due authorization, execution and delivery of all documents by the parties thereto other than the Companies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Companies and others.

        Based upon and subject to the foregoing qualification, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

        (1)   Each of the Companies is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

        (2)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Senior Indentures and any supplemental indentures and the terms of any series of Senior Debt Securities, (iii) the Senior Indentures have been qualified under the TIA, (iv) the applicable Senior Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Senior Debt Securities have been issued in the forms and containing the terms set forth in the Registration Statement and the applicable Senior Indenture, and such corporate actions and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, and (vi) the Senior Debt Securities have been authenticated by the applicable Senior Indenture Trustee, the Senior Debt Securities, when issued, will be binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (3)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Subordinated Indentures and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (iii) the Subordinated Indentures have been qualified under the TIA, (iv) the applicable Subordinated Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Subordinated Debt Securities have been issued in the forms and containing the terms set forth in the Registration Statement and the applicable Subordinated Indenture, and such corporate actions and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, and (vi) the Subordinated Debt Securities have been authenticated by the applicable Subordinated Indenture Trustee, the Subordinated Debt Securities, when issued, will be binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (4)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by NIC and International to authorize the forms, terms, execution and delivery of the Subordinated Indenture or Senior Indenture, as applicable, with respect to the Debt Securities to be issued by NIC and guaranteed by International and of any supplemental indentures or officers' certificates establishing the terms of any Debt Securities and the related Guarantees, (iii) the Subordinated Indenture or Senior Indenture, as applicable, has been qualified under the TIA, (iv) the applicable trustees have been qualified under the TIA and an applicable Form T-1 in respect of each trustee has been properly filed with the Commission, (v) the Debt Securities and the related Guarantees have been issued in the forms and containing the terms set forth in the Registration Statement and the Senior Indenture or Subordinated Indenture, as applicable, and any such corporate actions and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained, (vi) making and performing the Guarantees is necessary or convenient to the conduct, promotion or attainment of the business of International, and (vii) such Debt Securities have been duly authorized for issuance by NIC's certificate of incorporation and duly executed, issued and delivered by duly authorized trustees of NIC against payment of the consideration therefor and authenticated by the applicable trustee, all in the manner provided for in the applicable certificate of incorporation, such Guarantees will constitute valid and binding obligations of International, enforceable against International in accordance with their terms.

        (5)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by NIC to authorize the issuance of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Common Stock has been duly issued and delivered by NIC against payment therefor in accordance with such corporate action, and (v) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of NIC in accordance with applicable law, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

        (6)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by NIC to authorize the issuance of Preferred Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the

Preferred Stock has been duly issued and delivered by NIC against payment therefor in accordance with such corporate action, and (v) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of NIC in accordance with applicable law, such Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

        (7)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by NIC to authorize the issuance of Preference Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Preference Stock has been duly issued and delivered by NIC against payment therefor in accordance with such corporate action, and (v) certificates representing shares of Preference Stock have been duly executed by the duly authorized officers of NIC in accordance with applicable law, such Preference Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefore is not less than the par value thereof).

        (8)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Depositary Share Agreements (including a form of certificate evidencing the Depositary Shares), and (iii) the Depositary Shares with such terms have been duly executed, attested, issued and delivered by duly authorized officers of NIC and/or NFC, as the case may be, against payment in the manner provided for in the Depositary Share Agreements and such corporate actions, such Depositary Shares will constitute valid and binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (9)   When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Purchase Contract Agreements (including a form of certificate evidencing the Purchase Contracts), and (iii) the Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of NIC and/or NFC, as the case may be, against payment in the manner provided for in the Purchase Contract Agreements and such corporate actions, such Purchase Contracts will constitute valid and binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (10) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Unit Agreements (including a form of certificate evidencing the Units) and (iii) the Units with such terms have been duly executed, attested, issued and delivered by duly authorized officers of NIC and/or NFC, as the case may be, against payment in the manner provided for in the Unit Agreements and such corporate actions, such Units will constitute valid and binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (11) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC to authorize the forms, terms, execution and delivery of the Debt Warrant Agreements (including a form of certificate evidencing the Debt Warrants) and (iii) Debt Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of NIC and/or NFC, as the case may be, against payment in the manner provided for in the Debt Warrant Agreements and such corporate actions, such Debt Warrants will constitute valid and binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        (12) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate actions have been taken by NIC and/or NFC, as the case may be, to authorize the forms, terms, execution and delivery of the Stock Warrant Agreements (including a form of certificate evidencing the Stock Warrants) and (iii) Stock Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of NIC and/or NFC, as the case may be, against payment in the manner provided for in the Stock Warrant Agreements and such corporate actions, such Stock Warrants will constitute valid and binding obligations of NIC and/or NFC, as the case may be, enforceable against NIC and/or NFC, as the case may be, in accordance with their terms.

        For the purpose of the opinions in paragraph 1, we have relied exclusively upon recent certificates issued by the Delaware Secretary of State, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by such certificates. Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP

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  Exhibit 5.1